Exhibit 10.5

AMENDMENT NO. 3 TO
LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (“Amendment No. 3 “) dated as of October 16, 2002 by and among AEP Industries, Inc. (“Borrower”), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Congress Financial Corporation, a Delaware corporation, in its capacity as agent for Lenders (in such capacity, “Agent”).

WITNESSETH

WHEREAS, Agent, Lenders and Borrower have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated November 20, 2001, by and among Agent, Lenders and Borrower, as amended by Amendment No. 1 to Loan and Security Agreement, dated December 9, 2001 and Amendment No. 2, dated July 10, 2002 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the “Financing Agreements”); and

WHEREAS, Borrower has advised Agent and Lenders that Borrower intends to, among other things, (i) purchase all of the issued and outstanding shares of capital stock of FIAP Germany (as hereinafter defined) from AEP Italy (as hereinafter defined), (ii) cancel certain indebtedness of FIAP Germany owing to Borrower, (iii) dissolve and liquidate FIAP Germany, (iv) purchase all of the issued and outstanding shares of capital stock of AEP Italy from AEP Belgium (as hereinafter defined), (v) merge AEP Italy with and into FIAP Italy (as hereinafter defined) and (v) cause AEP Belgium to repay certain indebtedness of AEP Belgium to Borrower with the proceeds received by AEP Belgium from the sale of the capital stock of AEP Italy to Borrower; and

WHEREAS, Borrower has requested that Agent and Lenders to consent to such transactions to the extent such consent is required and Agent and Lenders are willing to consent to such transactions subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein or in any of the other Financing Agreements, the following terms shall have the respective meanings given to them below, and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following definitions:

(i) “AEP Belgium” shall mean AEP Belgium S.A., a company incorporated under the laws of Belgium, and its successors and assigns.

(ii) “AEP Italy” shall mean AEP Italia SpA, a company incorporated under the laws of Italy, and its successors and assigns.

(iii) “AEP Italy Purchase Agreement” shall mean the Share Sale and Purchase Agreement, dated as of October 1, 2002, between AEP Belgium, as seller and Borrower, as buyer, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(iv) “FIAP Germany” shall mean FIAP Deutschland GmbH, a company incorporated under the laws of Germany, and its successors and assigns.

(v) “FIAP Germany Purchase Agreement” shall mean the Purchase Agreement, dated March 1, 2002, between AEP Italy, as seller and Borrower, as buyer, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(vi) “FIAP Italy” shall mean FIAP SpA, a company organized under the laws of Italy, and its successors and assigns.

(b) Interpretation. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 3.

2. FIAP Germany.

(a) Subject to the terms and conditions contained herein, notwithstanding anything to the contrary contained in the Loan Agreement, including without limitation, Sections 9.7(b) or 9.10(g) thereof, Agent and Lenders hereby consent to the purchase by Borrower of all of the issued and outstanding shares of Capital Stock of FIAP Germany from AEP Italy pursuant to the terms of the FIAP Germany Purchase Agreement as in effect on the date hereof, provided, that, (i) such purchase and sale shall be on the terms and conditions set forth in the FIAP Germany Purchase Agreement as in effect on the date hereof, (ii) Agent shall have received a true, correct and complete copy of the FIAP Germany Purchase Agreement and all agreements, documents and instruments related thereto, (iii) the only consideration payable by Borrower for the purchase of such share shall be one Euro, (iv) Borrower shall not incur or assume or otherwise become liable for any Indebtedness or other obligations as a result of the purchase of such shares, (v) all of the conditions set forth in Section 9.10(g) of the Loan Agreement with respect to such purchase by Borrower shall be satisfied, other than the conditions set forth in Section 9.10(g)(vii), but subject to Section 2(b) of this Amendment No. 3 below, and (vi) such purchase and sale shall be effective on or before October 31, 2002.

(b) Notwithstanding anything to the contrary contained in Section 9.10(g) of the Loan Agreement, Agent and Lenders shall not require that the conditions set forth in Section 9.10(g)(vii) of the Loan Agreement be satisfied with respect to the purchase by Borrower of the shares of the Capital Stock of FIAP Germany from AEP Italy as consented to above, provided, that, (i) FIAP Germany has been dissolved and liquidated by no later than January 31, 2003 and (ii) Agent shall have received evidence of such dissolution and liquidation in form and substance satisfactory to Agent on or before such date. In the event that FIAP Germany has not been dissolved and liquidated by such date, then at any time thereafter promptly upon Agent’s request, Borrower shall execute and deliver, or cause to be executed and delivered, to Agent the agreements, documents and instruments contemplated by Section 9.10(g)(vii) of the Loan Agreement, together with such other agreements, documents and instruments as Agent may request in connection therewith.

(c) As of October 16, 2002, the Indebtedness of FIAP Germany to Borrower is approximately $2,397,840. Borrower intends to cancel such Indebtedness prior to January 1, 2003. Borrower hereby confirms and represents to Agent and Lenders that the conditions set forth in Section 9.10(h) of the Loan Agreement are and shall be satisfied in connection with the cancellation by Borrower of such Indebtedness on or about such date.

3. AEP Italy.

(a) Subject to the terms and conditions contained in this Amendment No. 3, notwithstanding anything to the contrary contained in the Loan Agreement, including without limitation, Sections 9.7(b), 9.10(b) or 9.12 thereof, Agent and Lenders hereby consent to the purchase by Borrower of all of the issued and outstanding shares of Capital Stock of AEP Italy from AEP Belgium pursuant to the terms of the AEP Italy Purchase Agreement as in effect on the date hereof, provided, that, (i) such purchase and sale shall be on the terms and conditions set forth in the AEP Italy Purchase Agreement as in effect on the date hereof, (ii) Agent shall have received a true, correct and complete copy of the AEP Italy Purchase Agreement and all agreements, documents and instruments related thereto, (iii) the only consideration payable by Borrower for the purchase of such shares shall be approximately Euros 1,400,000, (iv) Borrower shall not incur or assume or otherwise become liable for any Indebtedness or other obligations as a result of the purchase of such shares, (v) such purchase and sale shall be effective on or before January 1, 2003, (vi) all of the consideration paid by Borrower pursuant to the AEP Italy Purchase Agreement or otherwise in connection with the purchase of such shares shall be used by AEP Belgium to make a payment in cash or other immediately available funds to Borrower in the full amount thereof substantially contemporaneously with the payment of such purchase price by Borrower to AEP Belgium, which funds received by Borrower shall be applied to certain existing Indebtedness of AEP Belgium to Borrower, and (vii) all of the conditions set forth in Section 9.10(g) with respect to such purchase by Borrower shall be satisfied, other than the requirements set forth in Section 9.10(g)(vii), which shall be satisfied by no later than March 30, 2003.

(b) Borrower shall give written notice to Agent that AEP Italy and FIAP Italy have merged within ten (10) days of the effective date of such merger. Borrower hereby confirms and represents that each of the conditions to such merger to be satisfied under Section 9.7(a)(ii) of the Loan Agreement have been or will be satisfied as of the date of such merger.

4. Representations and Warranties. Borrower represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Agent (or Agent on behalf of Lenders) to Borrower:

(a) The execution and delivery of the FIAP Germany Purchase Agreement and the AEP Italy Purchase Agreement, and the consummation of the transactions contemplated therein or any of the other transactions otherwise consented to by Agent and Lenders pursuant to this Amendment No. 3, or otherwise referred to herein, do not and will not violate any law or regulation or any order, writ, injunction or decree of any court or other Governmental Authority in any respect or do not and will not result in the breach of, or constitute a default in any respect under, any material indenture, mortgage, deed of trust, agreement or instrument to which Borrower is a party or may be bound, or result in the creation or imposition of, require or give rise to the obligation to grant, any lien, charge or encumbrance upon any of the property of Borrower.

(b) Borrower has obtained all consents, waivers or approvals of any Persons required in connection with the transactions consented to by Agent and Lenders pursuant to this Amendment No. 3, or otherwise referred to herein, and such consents, waivers or approvals are and shall be in full force and effect.

(c) As of the date hereof and after giving effect to the consents provided for herein, no Default or Event of Default exists or has occurred and is continuing.

(d) This Amendment No. 3 and each other agreement or instrument to be executed and delivered by Borrower in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of Borrower and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

(e) As of the date hereof FIAP Germany is inactive and does not engage in any business or commercial activity and FIAP Germany does not and will not hold any assets or properties.

5. Conditions Precedent. The effectiveness of the consents contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received an executed original or executed original counterparts of this Amendment No. 3 (as the case may be), duly authorized, executed and delivered by Borrower;

(b) Agent shall have received such approvals of the Lenders to the terms of this Amendment No. 3 as may be required in the determination of Agent under the terms of the Loan Agreement;

(c) Agent shall have received, in form and substance satisfactory to Agent, the AEP Italy Purchase Agreement duly authorized, executed and delivered by the parties thereto;

(d) Agent shall have received, in form and substance satisfactory to Agent, the FIAP Germany Purchase Agreement duly authorized, executed and delivered by the parties thereto.

6. Provisions of General Application.

(a) Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 3 and the other Financing Agreements, the terms of this Amendment No. 3 shall control. The Loan Agreement and this Amendment No. 3 shall be read and construed as one agreement. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by Borrower or any Subsidiary of Borrower or to entitle Borrower or any Subsidiary of Borrower to any other consent.

(b) Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

(c) Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(d) Counterparts. This Amendment No. 3 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 3, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendments No. 3 by telefacsimile shall have the same force and effect as delivery of an original manually executed counterpart of this Amendment No. 3. Any party delivering any executed counterpart of this Amendment NO. 3 by telefacsimile shall also deliver an original manually executed counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Amendment No. 3 as to such party or any other party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the date and year first above written.

CONGRESS FINANCIAL CORPORATION, as Agent and as Lender

By:

Title:

AEP INDUSTRIES, INC.

By:

Title: